Flight Landata, Inc. and Subsidiary

Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

Flight Landata, Inc. and Subsidiary
Consolidated Financial Statements
Years Ended December 31, 2010 and 2009
Contents

Page

Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5 - 6

Notes to Consolidated Financial Statements	7 - 18

Independent Auditors’ Report

To the Board of Directors
Flight Landata, Inc. and Subsidiary
North Andover, Massachusetts

We have audited the accompanying consolidated balance sheets of Flight Landata, Inc. (a Massachusetts corporation) and Subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flight Landata, Inc. and Subsidiary as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note P to the financial statements, the Subsidiary changed its method of accounting for depreciation in 2010.

February 7, 2011

Flight Landata, Inc. and Subsidiary
Consolidated Balance Sheets
December 31,

	2010	2009

Assets

Current Assets

Cash	$2,752,378	$1,385,082
Accounts receivable	3,497,706	1,327,830
Other receivables	23,717	19,920
Inventory	103,952	309,203
Prepaid expenses	325,635	145,783
Prepaid income taxes	548,000	54,146
Deferred contract costs	43,200	70,386
Deferred income taxes	29,000	57,000

Total Current Assets	7,323,588	3,369,350

Property and Equipment

Aircraft, operational	4,292,897	1,281,766
Computers and equipment	292,890	126,514
Furniture and fixtures	31,026	18,684
Leasehold improvements	123,891	19,585
Total	4,740,704	1,446,549
Accumulated depreciation	(1,445,686)	(363,289)

Net Property and Equipment	3,295,018	1,083,260

Other Assets

Patents, net of amortization of: 2010 - $21,878; 2009 - $17,443	94,474	86,357

Total Other Assets	94,474	86,357

Total Assets	$10,713,080	$4,538,967

	2010	2009

Liabilities and Stockholders’ Equity

Current Liabilities

Line of credit, bank	$500,000	$-
Current maturities of long-term debt	569,078	19,538
Accounts payable	390,804	172,017
Accrued expenses	246,153	202,422
Deferred revenue	18,842	415,950

Total Current Liabilities	1,724,877	809,927

Long-Term Liabilities

Long-term debt, net of current maturities	233,838	643,614
Deferred income taxes	765,000	333,000

Total Long-Term Liabilities	998,838	976,614

Commitments and Contingencies (Notes F and L)	-	-

Total Liabilities	2,723,715	1,786,541

Stockholders’ Equity

Redeemable convertible preferred stock, 1,000,000 shares authorized, issued and outstanding: 2010 - 600,000; 2009 - 600,000	600,000	600,000
Common stock, 6,000,000 shares authorized, issued and outstanding: 2010 -1,648,346; 2009 - 1,609,596	958,235	931,360
Additional paid-in capital	206,905	161,478
Retained earnings	6,224,225	1,059,588

Total Stockholders’ Equity	7,989,365	2,752,426

Total Liabilities and Stockholders’ Equity	$10,713,080	$4,538,967

See accompanying notes.

2.

Flight Landata, Inc. and Subsidiary
Consolidated Statements of Operations
Years Ended December 31,

	2010	2009

Revenues	$22,321,004	$9,235,397

Cost of Revenues	10,277,596	4,150,245

Gross Margin	12,043,408	5,085,152

Operating Expenses

Research and development	453,786	467,382
Business development	835,990	393,380
General and administrative	2,031,115	1,690,360

Total Operating Expenses	3,320,891	2,551,122

Income from Operations	8,722,517	2,534,030

Other Income (Expense)

Interest expense	(127,342)	(190,092)
Interest income	8,322	1,395
Loss on sale of equipment	-	(604,448)
Other income	-	40,774

Total Other Expense	(119,020)	(752,371)

Income Before Provision for Income Taxes	8,603,497	1,781,659

Provision for Income Taxes	3,438,860	706,945

Net Income	$5,164,637	$1,074,714

See accompanying notes.

3.

Flight Landata, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity
Years Ended December 31, 2010 and 2009

	Common Stock		Redeemable Convertible Preferred Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2008	1,609,596	$931,360	800,000	$800,000	$115,263	$(15,126)	$1,831,497

Stock-based compensation	-	-	-	-	46,215	-	46,215

Preferred stock redemption	-	-	(200,000)	(200,000)	-	-	(200,000)

Net income	-	-	-	-	-	1,074,714	1,074,714

Balance, December 31, 2009	1,609,596	931,360	600,000	600,000	161,478	1,059,588	2,752,426

Stock-based compensation	-	-	-	-	45,427	-	45,427

Exercise of common stock options	38,750	26,875	-	-	-	-	26,875

Net income	-	-	-	-	-	5,164,637	5,164,637

Balance, December 31, 2010	1,648,346	$958,235	600,000	$600,000	$206,905	$6,224,225	$7,989,365

See accompanying notes.

4.

Flight Landata, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31,

	2010	2009

Operating Activities
Net income	$5,164,637	$1,074,714
Adjustments to reconcile net income to net cash operating activities:
Depreciation and amortization	1,086,832	184,261
Deferred rent	-	(2,605)
Deferred income taxes	460,000	363,000
Loss on sale of equipment	-	604,448
Equipment used in research and development and operations	-	2,862
Share-based compensation	45,427	46,215
Increase (decrease) in cash from:
Accounts receivable	(2,169,876)	(624,185)
Other receivables	(3,797)	(12,066)
Inventory	205,251	(36,592)
Prepaid expenses	(179,852)	(16,258)
Prepaid income taxes	(493,854)	111,300
Deferred contract costs	27,186	(70,386)
Deposits	-	34,257
Accounts payable	218,787	(118,214)
Accrued expenses	43,731	(281,779)
Accrued severance	-	(232,157)
Deferred revenue	(397,108)	(9,620)

Net Cash Operating Activities	4,007,364	1,017,195

Investing Activities
Acquisition of property and equipment	(2,154,048)	(151,499)
Proceeds from sale of aircraft, net	-	1,165,802
Acquisition of patents	(12,552)	(42,047)

Net Cash Investing Activities	(2,166,600)	972,256

Financing Activities
Proceeds from exercise of common stock options	26,875	-
Payments for redemption of preferred stock	-	(200,000)
Payments on notes payable, shareholders	-	(1,300,000)
Proceeds from (payments on) line of credit, net	500,000	(400,000)
Payments on long-term debt	(1,000,343)	(19,114)
Payments on capital lease obligations	-	(1,161)

Net Cash Financing Activities	(473,468)	(1,920,275)

See accompanying notes.

5.

Flight Landata, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31,

(Continued)

	2010	2009

Net Change in Cash and Cash Equivalents	1,367,296	69,176

Cash and cash equivalents, beginning of year	1,385,082	1,315,906

Cash and Cash Equivalents, End of Year	$2,752,378	$1,385,082

See accompanying notes.

6.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

A.	Description of Business

Flight Landata, Inc. (a Massachusetts corporation) provides high resolution airborne digital imaging systems and services. The Company’s proprietary digital imaging systems and technology are suitable for light aircraft and unmanned aerial vehicles. The Company provides airborne digital imaging services to the United States military.

FLI-HI, LLC (a Massachusetts limited liability company), a wholly owned subsidiary of Flight Landata, Inc., was formed in April 2007 to own, operate, lease, exchange, purchase and sell aircraft.

B.	Summary of Significant Accounting Policies

1.
Principles of consolidation - The accompanying consolidated financial statements include the accounts of Flight Landata, Inc. (the “Company”) and FLI-HI, LLC (the “Subsidiary”, together the “Companies”). All material intercompany transactions and balances have been eliminated in consolidation.

2.
Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. Accordingly, actual results may differ from those estimates.

3.	Cash and cash equivalents - The Companies consider all highly liquid instruments with original maturities of three months or less to be cash equivalents.

4.
Accounts receivable - The Company carries its accounts receivable at cost. On a periodic basis the Company evaluates its accounts receivable and writes off uncollectible accounts. The Company believes its accounts receivable are fully collectible, and accordingly, there is no allowance for uncollectible accounts at December 31, 2010 and 2009.

5.	Inventory - Inventory, consisting of raw materials, is stated at the lower of cost or market on a first-in, first-out basis.

6.
Property, equipment and depreciation - Property and equipment are stated at original cost. Major renewals, additions and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the year incurred. Depreciation is computed on the straight line and accelerated methods over the estimated useful lives of the assets ranging from one to ten years. In 2010, the Subsidiary changed its method of accounting for depreciation for certain assets, see Note P. Depreciation expense for the years ended December 31, 2010 and 2009 was $1,082,397 and $181,040, respectively.

7.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

B.	Summary of Significant Accounting Policies (continued)

7.
Patents - Patent procurement costs are capitalized while the application is pending and are expensed in the year of denial or abandonment. Costs associated with patents that are granted are amortized over their estimated useful lives ranging from fourteen to twenty three years. There were no abandoned patents during the years ended December 31, 2010 and 2009. Costs for pending patents at December 31, 2010 and 2009 were $9,347 and $38,901, respectively. Amortization expense for the years ended December 31, 2010 and 2009 was $4,435 and $3,221, respectively.

The following is a schedule of the estimated amortization expense for the years ending December 31:

2011 - 2015	27,876
2016 - 2020	21,161
2021 - 2025	20,159
2026 - 2030	15,932

8.
Impairment of long-lived assets - The Companies review long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is recognized to the extent the fair value of the asset is less than the carrying value. Prior to January 1, 2009, the Subsidiary recorded an impairment loss of $647,150 on an unused aircraft held for sale which represented the excess of the carrying value over the fair value, less expected costs to sell. During the year ended December 31, 2009, the Subsidiary sold the aircraft for proceeds of $1,165,802, net of selling costs of $134,198, realizing an additional loss of $604,448.

9.
Income taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

Effective January 1, 2009, a new methodology by which a company must identify, recognize, measure and disclose in its financial statements the effects of any uncertain tax reporting positions that a company has taken or expects to take is required under generally accepted accounting principles. The Companies must recognize an unrecognized tax benefit when, despite the Companies’ belief that its tax return positions are supportable, it is possible that certain positions may not be fully sustained upon review by tax authorities. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences affect income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

8.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

B.	Summary of Significant Accounting Policies (continued)

10.
Revenue recognition - The Companies recognize revenues and the related cost of revenues when all of the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is reasonably assured.

Revenues from lease, maintenance and other service agreements are generally recognized ratably over the period during which the services are performed.

11.
Stock-based compensation - The Company recognizes stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions), measured using either current market data or an established option-pricing model. Stock awards to nonemployees are accounted for using the fair-value method. The measurement date for nonemployee awards is generally the date services are complete.

12.
Business development - The Company expenses business development costs when they are incurred. Business development costs were $835,990 and $393,380 for the years ended December 31, 2010 and 2009, respectively.

13.
Research and development - Expenditures for research activities related to product development are expensed as incurred. Research and development expenses were $453,786 and $467,382 for the years ended December 31, 2010 and 2009, respectively.

14.	Subsequent events - The Companies have evaluated all subsequent events through February 7, 2011, the date the consolidated financial statements were available to be issued.

C.	Deferred Contract Costs and Revenues

Revenues and related costs from maintenance and service contracts are deferred and recognized ratably over the contract periods on a straight-line basis or as services are performed. Revenues and related costs from product upgrades are deferred and recognized when the upgrade is complete and product is shipped. At December 31, 2010 and 2009, deferred revenues totaled $18,842 and $415,950, respectively, all of which is recognizable within one year. Deferred contract costs totaled $43,200 and $70,386 for the years ended December 31, 2010 and 2009, respectively.

D.	Line of Credit

In March 2010, the Company entered into a line of credit agreement with a bank that allowed for borrowings up to $500,000. The line of credit grants the bank a security interest in substantially all assets of the Company. Amounts are payable upon demand with interest at the bank’s base rate plus 0.5% (3.75 % at December 31, 2010) subject to a minimum rate of 4.5%. The outstanding balance at December 31, 2010 was $500,000. The line expires on July 31, 2011, and is subject to certain financial and reporting covenants.

9.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

D.	Line of Credit (continued)

In 2009, the Company had a line of credit agreement with a bank that allowed for borrowings up to $500,000. Amounts were payable upon demand with interest at the Wall Street Journal prime rate (3.25% at December 31, 2009) plus 0.5%. The Company paid off the line of credit in full and cancelled the line during the year ended December 31, 2009.

E.	Long-Term Debt

The following long-term debt was outstanding at December 31:

	2010	2009

Note payable to bank, with monthly payments of $5,335, including principal and interest at 6.78%, through November 2027, secured by an aircraft, and personally guaranteed by certain shareholders	$-	$663,152

Note payable to lender, with monthly payments of $9,391, including principal and interest at 12%, through May 2012, secured by an aircraft	145,608	-

Note payable to lender, with monthly payments of $25,184, including principal and interest at 12%, through April 2012, secured by an aircraft	370,659	-

Note payable to lender, with monthly payments of $17,205, including principal and interest at 12%, through April 2012, secured by an aircraft	253,226	-

Note payable to lender, with monthly principal payments of $836, 0% interest through May 2014, secured by equipment	33,423	-
	802,916	663,152

Less: Current maturities of long-term debt	(569,078)	(19,538)

Long-term debt, net of current maturities	$233,838	$643,614

Future maturities of long-term debt for the years ending December 31 are as follows:

2011	$569,078
2012	220,469
2013	10,027
2014	3,342

10.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

F.	Commitments and Contingencies

1.
Related party operating leases - The Company leases its facility in North Andover, Massachusetts from a shareholder under an operating lease expiring March 2012 with the option for two annual renewals at the current fair market rental value not to exceed an annual increase of 10%. In addition to fixed monthly lease payments, the Company is required to pay real estate taxes, utilities and other costs of operating the facility.

Other costs of operating the facility include the cost of a land lease held by the shareholder. The land lease expires April 2042 and provides for a base rent plus a calculated adjustment every three years based upon current fluctuations in the consumer price index. Total rent expense under the facilities lease for the years ended December 31, 2010 and 2009 was $116,280 and $96,594, respectively.

Future minimum lease payments under non-cancelable facility and land leases are as follows:

2011	$119,847
2012	44,097

$163,944

2.
Capital lease - The Company leased certain equipment under a non-cancelable capital lease which expired in June 2009. The cost of equipment under capital lease included in property and equipment was $7,753 at December 31, 2010 and 2009. Accumulated amortization of the leased equipment at December 31, 2010 and 2009 was $7,753 and $7,494, respectively. Amortization of assets under capital lease is included in depreciation expense.

3.
Litigation - From time to time, the Companies may be subject to legal proceedings and claims in the ordinary course of business. The Companies are not currently aware of any legal proceedings or claims that would have a material adverse effect on the financial position, results of operations or cash flows of the Companies.

G.	Redeemable Convertible Preferred Stock

In September, 2006, the Company issued 1,000,000 shares of redeemable convertible preferred stock (“preferred stock”) at $1.00 per share for total proceeds of $1,000,000.

In September 2009, a majority of the preferred stockholders elected to redeem 200,000 shares at $1.00 per share for total redemptions of $200,000. Preferred shares issued and outstanding are 600,000 at December 31, 2010 and 2009, respectively.

11.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

G.	Redeemable Convertible Preferred Stock (continued)

The holders of preferred stock have various rights and preferences as follows:

Voting

Each share of preferred stock issued and outstanding has the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted as defined below. Except as otherwise required by law, the holders of the preferred stock and the holders of the common stock shall vote together as a single class.

Dividends

Holders of preferred stock are entitled to receive dividends payable equally with the holders of common stock in an amount that would be paid if the preferred stock was converted into common shares prior to the declaration of the dividend. Dividends are payable out of the assets of the Company when and as declared by the Board of Directors.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the preferred stockholders are entitled to receive an amount equal to the applicable original issue price of $1.00 for each share held prior and in preference to any distribution to the holders of common stock.

Conversion

Each share of preferred stock is convertible at any time, at the option of the holder, into common stock. The preferred stock is convertible on a one-to-one basis into common stock, subject to certain adjustments.

Redemption

Preferred stock is subject to redemption at the election of a majority of the preferred stockholders or the election of the Board of Directors. Preferred stock redeemed at the election of the preferred stockholders is limited to twenty five percent per annum beginning on the second anniversary through the fifth anniversary of the original issue date, September 2006, at a price equal to the original issue price of $1.00 per share. Preferred stock redeemed at the election of the Board of Directors is not subject to annual limits.

12.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

H.	Common Stock

Voting and Dividends

The holders of the common stock are entitled to one vote for each share held at all meetings of stockholders. The holders of the common stock are also entitled to receive dividends whenever funds are legally available and when declared, subject to any preferential dividend rights of any of the outstanding preferred stock.

Liquidation

After payment to the holders of preferred stock of the full preferential amounts, the entire remaining assets of the Company available for distribution shall be distributed pro rata among the holders of the common stock based upon the number of shares held.

I.	Stock Option Plan

The Stock Option and Stock Incentive Plan (the “Plan”) provides for the granting of qualified incentive stock options, nonqualified stock options, restricted stock awards, or other awards to the Company’s employees, officers, directors, prospective employees and outside consultants. During the year ended December 31, 2009, the Company increased the number of shares available for issuance under the Plan to 1,000,000. Option awards are generally granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant and have a five year contractual term. Incentive stock options may only be granted to employees of the Company, and the stock option price per share shall not be less than 100 percent of the fair value of the Company’s common stock on the date of the grant. If an employee owns more than ten percent of the combined voting stock of the Company, the option price of the Incentive Stock Option may not be less than 110 percent of the fair market value of the stock on the grant date and the contractual term may not exceed five years. At December 31, 2010 and 2009, the maximum number of shares available for future grants under the Plan was 169,350 and 296,850, respectively.

All stock options shall vest and expire according to schedules fixed by the Board, but no stock option shall be exercisable more than ten years after the date on which the stock option is granted. Vesting and expiration terms can be accelerated upon any event which the Board deems appropriate. During the years ended December 31, 2010 and 2009, no employee stock options were accelerated.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model using the assumptions noted in the table below. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Company uses historical data on employee turnover and terminations to estimate the percentage of options that will ultimately be exercised. Expected volatility is based on average 2010 volatility for a representative sample of publicly traded companies. The expected term represents the period of time that the options are expected to be outstanding. The risk-free interest rate is estimated using the rate of return on U.S. Treasury Notes with a life that approximates the expected life of the option.

13.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

I.	Stock Option Plan (continued)

	2010	2009
Risk-free interest rate	1.18% - 1.41%	1.72% - 2.52%
Expected term	5 years	5 years
Expected volatility	90.0%	101.9%
Expected annual dividends	0%	0%

The following is a summary of option activity under the Plan as of December 31, 2010 and 2009:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
		Exercise	Term	Calculated
Options	Shares	Price	(Years)	Value

Outstanding at January 1, 2009	479,750	$0.782
Granted	319,900	$0.971
Exercised	-	$-
Forfeited or expired	-	$-
Outstanding at December 31, 2009	799,650	$0.857	4.07	$284,931
Exercisable at December 31, 2009	567,250	$0.799	3.25	$163,140

Outstanding at January 1, 2010	799,650	$0.845
Granted	127,500	$2.000
Exercised	(38,750)	$0.694
Forfeited or expired	-	$-
Outstanding at December 31, 2010	888,400	$1.028	3.380	$347,273
Exercisable at December 31, 2010	593,500	$0.828	2.609	$186,171

The weighted-average grant-date calculated value of options granted during the years ended December 31, 2010 and 2009 was $0.575 and $0.527, respectively.

For the years ended December 31, 2010 and 2009, there was unrecognized compensation costs of $159,071 and $120,257, respectively, related to nonvested share-based compensation arrangements granted under the Plan. Total share-based compensation expense is $45,427 and $46,215 for the years ended December 31, 2010 and 2009, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

14.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

I.	Stock Option Plan (continued)

A summary of the status of the Company’s nonvested shares as of December 31, 2010 and 2009 and changes during the years then ended are presented below:

		Weighted
		Average
		Grant-Date
Nonvested Shares	Shares	Fair Value

Nonvested at January 1, 2009	100,000	$0.159
Granted	319,900	$0.527
Vested	(187,500)	$0.334
Forfeited or expired	-	$-
Nonvested at December 31, 2009	232,400	$0.524

Nonvested at January 1, 2010	232,400	$0.524
Granted	127,500	$0.575
Vested	(65,000)	$0.524
Forfeited or expired	-	$-
Nonvested at December 31, 2010	294,900	$0.546

J.	Income Taxes

The components of the provision for income taxes for the years ended December 31, are as follows:

	2010	2009

Current tax expense
Federal	$2,211,143	$268,302
State	767,717	75,643
	2,978,860	343,945

Deferred tax expense (benefit)
Federal	480,000	272,300
State	(20,000)	90,700
	460,000	363,000

Total provision for income taxes	$3,438,860	$706,945

15.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

J.	Income Taxes (continued)

The following is a summary of the significant components of the Company’s deferred tax assets and liabilities as of December 31:

	2010	2009

Deferred tax assets
Accrued expenses	$29,000	$57,000

Total deferred tax assets	29,000	57,000

Deferred tax liabilities
Property and equipment	(728,000)	(302,000)
Intangibles	(37,000)	(31,000)

Total deferred tax liabilities	(765,000)	(333,000)

Net deferred tax (liability) asset	$(736,000)	$(276,000)

The Company expects to realize all deferred tax assets. Accordingly, no valuation allowance has been established. However, this expectation could change if near term estimates of future taxable income are reduced.

The Company has analyzed its tax positions taken for all open tax years and has concluded that no provision for unrecognized tax benefits from uncertain tax positions is required in the Company’s consolidated financial statements. The Company’s income tax returns are subject to examination by U.S. federal and state taxing jurisdictions. As of December 31, 2010, the Company’s income tax returns generally remain open for the last four years. The years that remain open contain matters that could be subject to differing interpretations of the applicable tax laws and regulations as it relates to the amount and or timing of income, deductions and tax credits.

K.	Related Party Transactions

1.
Notes payable to shareholders - On July 15, 2008, the Subsidiary issued $1,300,000 of notes payable to shareholders accruing interest at 14% per quarter and payable in full by October 18, 2008. In October 2008, the Subsidiary paid accrued interest of $182,000 and refinanced the principal through June 18, 2009. The refinanced notes accrued interest at 15% per annum, payable monthly. One shareholder’s note was collateralized by an aircraft. The refinance was conditioned upon the active pursuit of sale of the collateralized aircraft. The aircraft was sold during the year ended December 31, 2009 and the $1,300,000, plus accrued interest, was paid in full, subsequent to the sale, during 2009.

16.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

K.	Related Party Transactions (continued)

2.
Intercompany transactions - The Subsidiary leases an aircraft to the Company under an operating lease which expires in October 2012 with an option to renew for an additional twenty-four months. The lease provides for monthly rent payments of $81,000 and $60,000 for the years ended December 31, 2010 and 2009, respectively. Total rent under the lease for the years ended December 31, 2010 and 2009 was $972,000 and $720,000, respectively.

The Company has a management agreement with the Subsidiary to provide for certain administrative costs. Management fees charged to the Subsidiary were $18,000 for the years ended December 31, 2010 and 2009.

All intercompany transactions have been eliminated in consolidation.

L.	Risks and Uncertainties

Through September 2009, the Company conducted flight operations based in Afghanistan under a direct contract with the United States military. As of September 23, 2009, the Company’s operations in Afghanistan are conducted under a sub-contract to the U.S. military. The Company has obtained specialized defense-related insurance to cover the insurable risks of conducting flight operations in times of war. The carrying amount of assets based in Afghanistan at December 31, 2010 and 2009 is $2,442,478 and $952,328, respectively.

M.	Concentrations

1.
Uninsured cash deposits - The Companies maintain their cash in bank deposit accounts that could exceed federally insured limits. All noninterest bearing accounts are guaranteed in full by the Federal Deposit Insurance Corporation. At December 31, 2010, the Company had amounts in excess of federally insured limits of $252,680. There were no amounts uninsured at December 31, 2009. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

2.
Customers - In 2010, one customer accounted for approximately 86% of the Company’s revenue and two customers accounted for approximately 93% of the Company’s accounts receivable balance at December 31, 2010. In 2009, two customers accounted for approximately 96% of the Company’s revenue and one customer accounted for approximately 77% of the Company’s accounts receivable balance at December 31, 2009.

17.

Flight Landata, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

N.	Accrued Severance

The Company negotiated severance agreements with former members of management whose employment terminated with the Company in 2008. Negotiated agreements provided for payments of $390,000 to be paid over a one year period from the dates of severance, plus health insurance benefits estimated at $35,100. All accrued severance has been paid in full as of December 31, 2009.

O.	Retirement Plan

The Company has a defined contribution retirement plan covering substantially all employees meeting the minimum eligibility requirements. The Company, at the discretion of the Board of Directors, may contribute additional amounts to the plan. The Company reserves the right to terminate the plan at any time. The Company made contributions to the plan for the years ended December 31, 2010 and 2009 in the amounts of $63,447 and $22,452, respectively.

P.	Change in Estimate

Prior to the year ended December 31, 2010, the Subsidiary depreciated in-theatre aircraft and related modifications using the straight-line method over the estimated useful lives of ten years. In 2010, the Subsidiary changed its policy for depreciation to double-declining balance and changed the estimated useful lives to five years to reflect the accelerated wear on in-theatre assets due to extreme conditions where they operate. In accordance with GAAP, a change in the method of depreciation is accounted for as a change in accounting estimate and is recognized prospectively.

The effect of this change in estimate was to increase 2010 depreciation expense and decrease 2010 income from operations and net income by approximately $621,000.

Q.	Supplemental Disclosure of Cash Flow Information

Cash paid for interest during the years ended December 31, 2010 and 2009 was $127,342 and $231,800, respectively.

Cash paid for income taxes during the years ended December 31, 2010 and 2009 was $3,472,714 and $384,000, respectively.

The Companies acquired $1,140,107 of equipment under long-term debt agreements.

18.